[DIEBOLD LOGO]                                                     EXHIBIT 10.10


                              AMENDED AND RESTATED

                    1992 DEFERRED INCENTIVE COMPENSATION PLAN

                   (AS AMENDED EFFECTIVE AS OF AUGUST 8, 1998)


Diebold, Incorporated established, effective as of May 19, 1992, the 1992 Deferred Incentive Compensation Plan for Diebold, Incorporated. Such plan was amended and restated as of July 1, 1993 to provide the opportunity to defer incentive compensation payments in Common Shares, in addition to cash, in accordance with the provisions of this Plan. Such plan was further amended as of January 1, 1995 to provide for a change in the interest computation on deferred amounts, was further amended as of April 9, 1998 to provide for 162(m) compensation and was further amended as of August 8, 1998 to provide for a subsequent election of deferred funds.

                                    ARTICLE I
                                   DEFINITIONS

For the purposes hereof, the following words and phrases shall have the meanings indicated.

1. "Account" shall mean a bookkeeping account in which Incentive Compensation which is deferred by a Participant shall be recorded and to which gains, losses, earnings, dividends, distributions and interest may be credited in accordance with the Plan.

2. "Beneficiary" or "Beneficiaries" shall mean the person or persons designated by a Participant in accordance with the Plan to receive payment of the remaining balance of the Participant's Account in the event of the death of the Participant prior to receipt of the entire amount credited to the Participant's Account.

3.  "Board" shall mean the Board of Directors of the Company.

4.  "Change in Control" shall mean that:

         (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the securities of such corporation or person that are outstanding immediately following the consummation of such transaction is held in the aggregate by the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such transaction;

         (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the securities of such corporation or person that are outstanding immediately following the consummation of such sale or transfer is held in the aggregate by the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such sale or transfer;


                                      37
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         (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) thereto, each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20 percent or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company (the "Voting Stock");

         (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

         (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority of the members thereof, unless the election, or the nomination for election by the Company's stockholders, of each member of the Board first elected during such period was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of any such period.

Notwithstanding the foregoing provisions of subsection (iii) or (iv) hereof, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement, either (1) solely because the Company, a Subsidiary, or any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company, files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20 percent or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (2) solely because of a change in control of any Subsidiary by which any Participant may be employed. Notwithstanding the foregoing provisions of subsections (i-iv) hereof, if, prior to any event described in subsections (i-iv) hereof that may be instituted by any person who is not an officer or director of the Company, or prior to any disclosed proposal that may be instituted by any person who is not an officer or director of the Company that could lead to any such event, management proposes any restructuring of the Company that ultimately leads to an event described in subsections (i-iv) hereof pursuant to such management proposal, then a "Change in Control" shall not be deemed to have occurred for purposes of the Plan.

5. "Committee" shall mean the Compensation and Pension Committee of the Board or such other Committee as may be authorized by the Board to administer the Plan.

6. "Common Shares" shall mean Common Shares, $1.25 par value, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 9 of Article II of the Plan.

7. "Company" shall mean Diebold, Incorporated and its successors, including, without limitation, the surviving corporation resulting from any merger or consolidation of Diebold, Incorporated with any other corporation or corporations.

8. "Election Agreement" shall mean an agreement in substantially the form attached hereto as Exhibit A, as modified from time to time by the Company.

9. "Eligible Associate" shall mean an associate of the Company (or a Subsidiary that has adopted the Plan) who is selected by the Board or a duly authorized committee thereof to participate in this Plan. Unless otherwise determined by the Board or a committee thereof, an Eligible Associate shall continue as such until termination of employment.


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10. "Incentive Compensation" shall mean (i) cash incentive compensation earned as an associate pursuant to an incentive compensation plan now in effect or hereafter established by the Company, including, without limitation, the Annual Incentive Plan and the 1991 Plan, (ii) incentive compensation payable in the form of Common Shares pursuant to the 1991 Plan or any similar plan approved by the Board for purposes of this Plan, and (iii) compensation payable in either cash or Common Shares that is deferred under Section 162(m) Deferred Compensation Agreements between the Company and individual Participants.

11. "Insolvent" shall mean that the Company has become subject to a pending voluntary or involuntary proceeding under the United States Bankruptcy Code or has become unable to pay its debts as they mature.

12. "Participant" shall mean any Eligible Associate who has at any time elected to defer the receipt of Incentive Compensation in accordance with the Plan.

13. "Plan" shall mean this deferred incentive compensation plan as amended and restated hereby, together with all amendments hereto, which shall be known as the 1992 Deferred Incentive Compensation Plan for Diebold, Incorporated.

14. "Subsidiary" shall mean any corporation, joint venture, partnership, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest and directly or indirectly owns or controls more than 50 percent of the total combined voting or other decision-making power.

15. "Year" shall mean a calendar year.

16. "1991 Plan" shall mean the Diebold, Incorporated 1991 Equity and Performance Incentive Plan, as amended from time to time.

                                   ARTICLE II
                                ELECTION TO DEFER

1. ELIGIBILITY. An Eligible Associate may elect to defer receipt of all or a specified part of his or her Incentive Compensation for any Year in accordance with Section 2 of this Article. An Eligible Associate's entitlement to defer shall cease with respect to the Year following the Year in which he or she ceases to be an Eligible Associate.

2. ELECTION TO DEFER. An Eligible Associate who desires to defer the payment of all or a portion of his or her Incentive Compensation must complete and deliver an Election Agreement to the Secretary of the Company before the first day of the Year in which Incentive Compensation would otherwise be paid. An Eligible Associate who timely delivers an Election Agreement to the Secretary of the Company shall be a Participant. An Election Agreement that is timely delivered shall be effective for the succeeding Year and, except as otherwise specified by an Eligible Associate in his or her Election Agreement, shall continue to be effective from Year to Year until revoked or modified by written notice to the Secretary of the Company or until terminated automatically upon either the termination of the Plan or the Company becoming Insolvent. Except as provided for in Subsection (iii) of Section 5 of this Article, in order to be effective to revoke or modify an election to defer Incentive Compensation otherwise payable in any particular Year, a revocation or modification must be delivered prior to the beginning of the first Year of service for which such Incentive Compensation is payable.

3. AMOUNT DEFERRED; PERIOD OF DEFERRAL. (i) Except in the case of Incentive Compensation described in Section 10(iii) of Article I of the Plan, a Participant shall designate on the Election Agreement the percentage of his or her Incentive Compensation that is to be deferred. A Participant may specify in the Election Agreement that different percentages shall apply to different Incentive Compensation plans or different forms of payment, i.e., cash or Common Shares. The applicable percentage or percentages of Incentive Compensation shall be deferred until the earlier to occur of (a) the date the Participant ceases to be an associate by death, retirement or otherwise or
(b) the date specified by the Participant in the Election Agreement.

         (ii) In the case of Incentive Compensation described in Section 10(iii) of the Plan, Participant shall specify in the Election Agreement whether the period of deferral will be until (a) December 31 of the first succeeding tax year in which such amount, when added to all other compensation received or to be received by the Participant in such year, would not be non-deductible by the Company by reason of Section 162(m) of the Internal Revenue Code of 1986, as amended, (b) the date the Participant ceases to be an associate of the Company by reason of death, retirement or otherwise (or 90 days thereafter in the event the Executive ceases to be an associate on December 31 of a year) or (c) a period of time following the date the Participant ceases to be an associate by reason of death, retirement or otherwise, as specified by the Executive in the Election Agreement.

4. ACCOUNTS. (i) Cash Incentive Compensation that a Participant elects to defer shall be treated as if it were set aside in an Account on the date the Incentive Compensation would otherwise have been paid to the Participant. A Participant's Account shall be credited with gains, losses and earnings based on hypothetical investment directions made by the Participant, in accordance with investment deferral crediting options and procedures adopted by the Committee from time to time. A Participant may change such hypothetical investment directions pursuant to such procedures adopted by the Committee from time to time. The Company specifically retains the right in its sole discretion to change the investment deferral crediting options and procedures from time to time. By electing to defer any amount pursuant to the Plan, each Participant shall thereby acknowledge and agree that the Company is not and shall not be required to make any investment in connection with the Plan, nor is it required to follow the Participant's hypothetical investment directions in any actual investment it may make or acquire in connection with the Plan or in determining the amount of any actual or contingent liability or obligation of the Company thereunder or relating thereto. Any amounts credited to a Participant's Account with respect to which a Participant does not provide investment direction shall be credited with earnings in an amount determined by the Committee in its sole discretion or, if an amount is not so determined, such amounts shall bear interest at Moody's Seasoned Bond Rate plus 3% until further ordered by the Committee or the Board of Directors. A Participant's Account shall be adjusted as of each business day, except that interest, if any, for a calendar quarter shall be credited on the first day of the following quarter.

         (ii) Incentive Compensation payable in the form of Common Shares that a Participant elects to defer shall be reflected in a separate Account, which shall be credited with the number of Common Shares that would otherwise have been issued or transferred and delivered to the Participant. Such Account shall be credited from time to time with amounts equal to dividends or other distributions paid on the number of Common Shares reflected in such Account, and such Account shall be credited with gains, losses and earnings on cash amounts credited to such Account from time to time in the manner provided in Subsection
(i) above with respect to Cash Incentive Compensation.

         (iii) Until such time that the Committee adopts the investment deferral crediting options and procedures described in Subsection (i) above, all incentive compensation added in the form of cash to a Participant's Account shall bear interest in the manner described in Subsection (i) above, except that a Participant may direct, unless otherwise determined by the Secretary of the Company, that all or any portion of his or her Account attributable to Cash Incentive Compensation be deemed invested in Common Shares and treated in a manner similar to that prescribed in Subsection (ii) above.

5. PAYMENT OF ACCOUNTS. The amounts in Participants' Accounts shall be paid as provided in this Section 5.

         (i) The amount of a Participant's Account attributable to deferral of cash Incentive Compensation shall be paid to the Participant in a lump sum or in a number of approximately equal quarterly installments (not to exceed 40), as designated by the Participant in the Election Agreement. The amount of such Account remaining unpaid shall continue to be credited with gains, losses and earnings as provided in Section 4 of this Article. The lump sum payment or the first quarterly installment, as the case may be, shall be made as soon as practicable following the end of the period of deferral as specified in Section 3 of this Article.

         (ii) The number of Common Shares in a Participant's Account attributable to deferral of Incentive Compensation payable in the form of Common Shares shall be issued or transferred to the Participant as soon as practicable following the end of the period of deferral as specified in Section 3 of this Article. All amounts credited to such Account in respect of dividends and distributions, and the gains, losses and earnings thereon as provided in Subsection (ii) of Section 4 of this Article shall likewise be paid to the Participant at such time. Upon application of an Eligible Associate prior to his or her election to defer Incentive Compensation payable in the form of Common Shares, the Committee may authorize payment in installments of the amounts in his or her Account attributable to such Incentive Compensation.

         (iii) Subject to the approval of the Company as described below in this Section, a Participant may make a subsequent election requesting a change in the period of deferral (subject to the limitations set forth in Section 3 of this Article) and/or the form of payment (subject to the limitations set forth in this Section 5). Such subsequent election shall be in writing on a form provided by the Company, which form must be filed with the Company (a) at a time at which the Participant is an employee of the Company and (b), except as described below in the sentence that immediately follows, at least 180 days prior to the date on which the Participant otherwise would be entitled to receive a lump sum payment or the first installment of a payment, as the case may be. The 180-day notice requirement described in (b) above, however, does not apply in the case where the Participant otherwise would be entitled to receive a lump sum payment or the first installment of a payment following an involuntary termination of the Participant's employment, including by reason of death or disability. Payment of benefits pursuant to the subsequent election of a Participant under this Section is subject to the approval of the Company, which may, at its discretion, approve or withdraw its prior approval of such subsequent election at any time prior to the date the lump sum payment is actually paid to the Participant or the first installment is actually paid to the Participant, as the case may be, and instead require that benefits be paid in accordance with the latest valid election of the Participant.

6. DEATH OF A PARTICIPANT. In the event of the death of a Participant, the amount of the Participant's Account or Accounts shall be paid to the Beneficiary or Beneficiaries designated in a writing substantially in the form attached hereto as Exhibit B (the "Beneficiary Designation"), in accordance with the Participant's Election Agreement and Section 5 of this Article. A Participant's Beneficiary Designation may be changed at any time prior to his or her death by the execution and delivery of a new Beneficiary Designation. The Beneficiary Designation on file with the Company that bears the latest date at the time of the Participant's death shall govern. In the absence of a Beneficiary Designation or the failure of any Beneficiary to survive the Participant, the amount of the Participant's Account or Accounts shall be paid to the Participant's estate in a lump sum 90 days after the appointment of an executor or administrator. In the event of the death of the Beneficiary or Beneficiaries after the death of a Participant, the remaining amount of the Account or Accounts shall be paid in a lump sum to the estate of the last Beneficiary to receive payments 90 days after the appointment of an executor or administrator.

7. SMALL PAYMENTS. Notwithstanding the foregoing, if installment payments elected by a Participant would result in a payment with a value of less than $500, the entire amount of the Participant's Account or Accounts may at the discretion of the Board be paid in a lump sum in accordance with Section 5 of this Article.

8. ACCELERATION. Notwithstanding the provisions of the foregoing: (i) if a Change in Control occurs, the amount of each Participant's Account or Accounts shall immediately be paid to the Participant in full; (ii) in the event of an unforeseeable emergency, as defined in section 1.457-2(h)(4) and (5) of the Income Tax Regulations, that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if acceleration were not permitted, the Board may in its sole discretion accelerate the payment to the Participant or Beneficiary of the amount of his or her Account or Accounts, but only up to the amount necessary to meet the emergency.

9. ADJUSTMENTS. The Board may make or provide for such adjustments in the numbers of Common Shares credited to Participants' Accounts, and in the kind of shares so credited, as the Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or
(ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all Common Shares deliverable under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances.

10. FRACTIONAL SHARES. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

                                   ARTICLE III
                                 ADMINISTRATION

The Company, through its Board, shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Board may delegate any or all of its authority under the Plan to the Committee. The Company shall have all such powers as may be necessary to carry out the provisions of the Plan, including the power to (i) determine all questions relating to eligibility for participation in the Plan and the amount in the Account or Accounts of any Participant and all questions pertaining to claims for benefits and procedures for claim review, (ii) resolve all other questions arising under the Plan, including any questions of construction, and (iii) take such further action as the Company shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Company hereunder shall be final and binding upon all interested parties. In accordance with the provisions of Section 503 of the Employee Retirement Income Security Act of 1974, the Company shall provide a procedure for handling claims of Participants or their Beneficiaries under this Plan. Such procedure shall be in accordance with regulations issued by the Secretary of Labor and shall provide adequate written notice within a reasonable period of time with respect to the denial of any such claim as well as a reasonable opportunity for a full and fair review by the Company of any such denial.

                                   ARTICLE IV
                            AMENDMENT AND TERMINATION

The Company reserves the right to amend or terminate the Plan at any time by action of the Board; provided, however, that no such action shall adversely affect any Participant or Beneficiary who has an Account, or result in the acceleration of payment of the amount of any Account (except as otherwise permitted under the Plan), without the consent of the Participant or Beneficiary.

                                    ARTICLE V
                                  MISCELLANEOUS

1. NON-ALIENATION OF DEFERRED COMPENSATION. Except as permitted by this Plan, no right or interest under this Plan of any Participant or Beneficiary shall, without the written consent of the Company, be (i) assignable or transferable in any manner, (ii) subject to alienation, anticipation, sale, pledge, encumbrance, attachment, garnishment or other legal process or (iii) in any manner liable for or subject to the debts or liabilities of the Participant or Beneficiary.

2. PARTICIPATION BY ASSOCIATES OF SUBSIDIARIES. An Eligible Associate who is employed by a Subsidiary and elects to participate in the Plan shall participate on the same basis as an associate of the Company. The Account or Accounts of a Participant employed by a Subsidiary shall be paid in accordance with the Plan solely by such Subsidiary to the extent attributable to Incentive Compensation that would have been paid by such Subsidiary in the absence of deferral pursuant to the Plan.

3. INTEREST OF ASSOCIATE. The obligation of the Company under the Plan to make payment of amounts reflected in an Account merely constitutes the unsecured promise of the Company to make payments from its general assets or in the form of its Common Shares, as the case may be, as provided herein, and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Company. Further, no Participant or Beneficiary shall have any claim whatsoever against any Subsidiary for amounts reflected in an Account. The Company shall establish a so-called "rabbi trust" to hold funds, Common Shares or other securities to be used in payment of its obligations under the Plan, and may fund such trust; provided, however, that any funds contained therein shall remain subject to the claims of the general creditors of the Company or the Subsidiary for which the Eligible Associate performs services. Nothing in this Plan shall be construed as guaranteeing future employment to Eligible Associates. It is the intention of the Company that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

4. CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any other person, firm or corporation any legal or equitable right as against the Company or any Subsidiary or the officers, associates or directors of the Company or any Subsidiary, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

5. SEVERABILITY. The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

6. GOVERNING LAW. Except to the extent preempted by federal law, the provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

7. RELATIONSHIP TO OTHER PLANS. This Plan is intended to serve the purposes of and to be consistent with the 1991 Plan and any similar plan approved by the Board for purposes of this Plan. The issuance or transfer of Common Shares pursuant to this Plan shall be subject in all respects to the terms and conditions of the 1991 Plan and any other such plan. Without limiting the generality of the foregoing, Common Shares credited to the Accounts of Participants pursuant to this Plan as Incentive Compensation shall be taken into account for purposes of Section 3 of the 1991 Plan (Shares Available Under the Plan) and for purposes of the corresponding provisions of any other such plan.

[DIEBOLD LOGO]                                                       EXHIBIT A



         AMENDED AND RESTATED 1992 DEFERRED INCENTIVE COMPENSATION PLAN


                               ELECTION AGREEMENT


         I hereby elect to participate in the Amended and Restated 1992 Deferred Incentive Compensation Plan for Diebold, Incorporated (the "Plan") with respect to the Incentive Compensation that I may receive beginning January 1, ______.

         I hereby elect to defer payment of the Incentive Compensation which I otherwise would be entitled to receive as follows:


                                DEFERRAL OF CASH

1. Percentage of bonus, if any, payable under Annual Incentive Plan (a) in ______ only [ ] or (b) in ______ and in later years [ ] (check one):

         25% [ ]           100% [ ]
         50% [ ]           ___% [ ]


2. Percentage of cash award, if any, payable under the Amended and Restated 1991 Equity and Performance Incentive Plan (a) in ______ only [ ] or (b) in ______ and in later years [ ] (check one):

         25% [ ]           100% [ ]
         50% [ ]           ___% [ ]


3. Please make payment of the above specified cash Incentive Compensation together with all accrued interest reflected in my Account as follows:

a.       Pay in lump sum [ ]
b. Pay in ___ approximately equal quarterly installments (may not be more than 40) [ ]


4.  Please defer payment or make payment of first installment as follows:

a.       Defer until the date I cease to be an associate
         [ ]
b.       Defer until _________ [ ] (specify date)



                            DEFERRAL OF COMMON SHARES

1. Percentage of Common Shares, if any, payable under the Amended and Restated 1991 Equity and Performance Incentive Plan (a) in ______ only [ ] or (b) in ______ and in later years [ ] (check one):

         25% [ ]           100% [ ]
         50% [ ]           ___% [ ]


2. Percentage of Common Shares, if any, payable under the Amended and Restated 1991 Equity and Performance Incentive Plan in the form of Restricted Shares that become nonforfeitable (I.E., vested) (a) in ________ only [ ] or (b) in __________ and in later years [ ] (check one):*

         25% [   ]                          100% [   ]
         50% [   ]                          ___% [   ]


3. Please defer my receipt of Common Shares together with the cash credited to my Account equal to dividends or other distributions paid on the number of shares reflected in such Account, together with all accrued interest, as follows:

a.       Defer until the date I cease to be an associate
         [ ]
b.       Defer until _________ [ ] (specify date)

         I acknowledge that I have reviewed the Plan and understand that my participation will be subject to the terms and conditions contained in the Plan. Capitalized terms used, but not otherwise defined, in this Election Agreement shall have the respective meanings assigned to them in the Plan.

         I understand that (i) this Election Agreement shall continue to be effective from Year to Year except as specified above and except as otherwise provided in the Plan and (ii) in order to be effective to revoke or modify this Election Agreement with respect to Incentive Compensation otherwise payable in a particular Year, a revocation or modification must be delivered to the Secretary of the Company prior to the beginning of the first Year of service for which such Incentive Compensation is payable.

         I acknowledge that I have been advised to consult with my own financial, tax, estate planning and legal advisors before making this election to defer in order to determine the tax effects and other implications of my participation in the Plan.

Dated this _____ day of ________________, _________.


___________________________________________[signature]
                                           [printed name]





* NOTE:
         If you elect to defer payment with respect to Restricted Shares, you will be deemed, as of the date of the Company's acceptance of your election, to have surrendered the Restricted Shares and to have your account under the Plan credited with an equal number of Common Shares. Accordingly, as of that date, you will no longer have voting and dividend rights with respect to the Restricted Shares surrendered. Your account under the Plan, however, will be credited from time to time with amounts equal to the dividends paid on the number of Common Shares reflected in such account. In addition to being subject to the rules of the Plan, your account for the remainder of time that the Restricted Shares would have been subject to a risk of forfeiture will to the same extent and under the same circumstances be subject to a risk of forfeiture.

[DIEBOLD LOGO]                                                        EXHIBIT B


                              AMENDED AND RESTATED
                    1992 DEFERRED INCENTIVE COMPENSATION PLAN

                            BENEFICIARY DESIGNATIONS

         In accordance with the terms and conditions of the 1992 Deferred Incentive Compensation Plan of Diebold, Incorporated (the "Plan"), I hereby designate the person(s) indicated below as my beneficiary(ies) to receive the amounts payable under said Plan.

         Name              _____________________________________

         Address           _____________________________________

                           _____________________________________

                           _____________________________________


         Social Security Nos. of Beneficiary(ies)   ___________________________

                                                    ___________________________

         Relationship(s)   _____________________________________

         Date(s) of Birth  _____________________________________


         In the event the above-named beneficiary(ies) predecease(s) me, I hereby designate the following person as beneficiary(ies):

         Name              _____________________________________

         Address           _____________________________________

                           _____________________________________

                           _____________________________________


         Social Security Nos. of Beneficiary(ies)    __________________________


                                                     __________________________

         Relationship(s)   _____________________________________

         Date(s) of Birth  _____________________________________


         I hereby expressly revoke all prior designations of beneficiary(ies), reserve the right to change the beneficiary(ies) herein designated and agree that the rights of said beneficiary(ies) shall be subject to the terms of the Plan. In the event there is no beneficiary living at the time of my death, I understand the amounts payable under the Plan will be paid to my estate.

_______________________                   _____________________________________
Date                                      (Signature)

                                          _____________________________________
                                          (Print or type name)